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                                                                    EXHIBIT 99.2

                             NATIONAL-OILWELL, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF STOCKHOLDERS
                           ON __________________, 2000

The undersigned hereby appoints Montreal Trust Company of Canada (the "Trustee"), and, unless you withhold authority by checking the following box
[ ], authorizes the Trustee to appoint by proxy Steven W. Krablin and M. Gay Mather or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Special Meeting of Stockholders of National-Oilwell, Inc. to be held on ____________, _______, 2000, and any adjournments thereof, and to vote all Exchangeable Shares of Dreco Energy Services Ltd. that the signer is entitled to vote as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the ________, 2000 Joint Proxy Statement/Prospectus.

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the stockholders only if this proxy is completed, returned to and received not later than 4:30 p.m. (Calgary time) on ___________, _______, 2000 by Montreal Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8. Proxies may be mailed in the return envelope provided or faxed to 403-267-6529.

IN THE EVENT YOU WISH TO ATTEND THE MEETING IN PERSON AND VOTE YOUR SHARES DIRECTLY, PLEASE CHECK THE FOLLOWING BOX [ ], IN WHICH CASE THE TRUSTEE WILL ISSUE A PROXY TO YOU FOR YOUR SHARES AT THE MEETING; HOWEVER, THE TRUSTEE ACCEPTS NO RESPONSIBILITY FOR TIMELY FORWARDING A PROXY TO VOTE YOUR SHARES DIRECTLY IF SUCH INSTRUCTION IS NOT RECEIVED BY 4:30 P.M. (CALGARY TIME) ON ___________, 2000. IN ALL EVENTS, THE RISK OF DELIVERY OF SUCH A PROXY REMAINS WITH THE HOLDERS OF EXCHANGEABLE SHARES.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE __________, 2000 NOTICE OF SPECIAL MEETING AND THE JOINT PROXY STATEMENT/PROSPECTUS, WHICH MORE PARTICULARLY DESCRIBES THE MATTERS REFERRED TO HEREIN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)



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      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

[X]      Please mark your vote
         as in this example.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS
DESCRIBED BELOW.

1. Approval of the Agreement of Merger, dated as of March 15, 2000, among National-Oilwell, Inc., Arrow Acquisition Corp. and IRI International Corporation, and the transactions contemplated thereby.

        [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

2. Adoption of a restated certificate of incorporation that includes an amendment increasing the number of authorized shares of NOI common stock from 75,000,000 shares to 150,000,000 shares.

        [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN


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Signature                              Signature if held jointly
Date                                   Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)